IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of the email communication to which this free writing prospectus is attached relating to:

(1)  these materials not constituting an offer (or a solicitation of an offer),
(2) no representation that these materials are accurate or complete and may not be updated or
(3)  these materials possibly being confidential

are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via bloomberg or another system.

STATEMENT REGARDING FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including a prospectus) with the SEC (SEC file no. 333-130684) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting Edgar on the Sec web site at www.sec.gov. Alternatively, the depositor or any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-718-1649.

MSM 2006-6AR
                              Scenario
LIBOR_1MO                                         20
LIBOR_6MO                                         20
LIBOR_1YR                                         20
CMT_1YR                                           20
CPR                                               10
Optional Termination                               Y



                       Period            Class 1-A-2
                            1                  20.08
                            2                  20.08
                            3                  19.93
                            4                  19.33
                            5                  18.81
                            6                  18.40
                            7                  17.83
                            8                  17.47
                            9                  16.93
                           10                  16.08
                           11                  16.05
                           12                  15.15
                           13                  14.94
                           14                  14.47
                           15                  14.30
                           16                  13.86
                           17                  13.57
                           18                  13.44
                           19                  13.01
                           20                  12.86
                           21                  12.43
                           22                  12.22
                           23                  12.33
                           24                  11.76
                           25                  11.75
                           26                  11.38
                           27                  11.43
                           28                  11.10
                           29                  10.96
                           30                  11.02
                           31                  10.67
                           32                  10.74
                           33                  10.44
                           34                  10.31
                           35                  10.95
                           36                  10.14
                           37                  10.28
                           38                  10.11
                           39                  10.31
                           40                  10.16
                           41                  10.09
                           42                  10.26
                           43                   9.93
                           44                  10.12
                           45                   9.79
                           46                   9.88
                           47                  10.68
                           48                   9.77
                           49                   9.98
                           50                   9.65
                           51                   9.86
                           52                   9.55
                           53                   9.51
                           54                   9.73
                           55                   9.45
                           56                   9.69
                           57                   9.71
                           58                  11.55
                           59                  13.01
                           60                  11.78
                           61                  12.17
                           62                  11.78
                           63                  12.18
                           64                  11.79
                           65                  11.79
                           66                  12.19
                           67                  11.80
                           68                  12.20
                           69                  11.81
                           70                  11.82
                           71                  12.64
                           72                  11.83
                           73                  12.23
                           74                  11.83
                           75                  12.23
                           76                  11.84
                           77                  11.85
                           78                  12.30
                           79                  12.11
                           80                  12.52
                           81                  12.15
                           82                  12.20
                           83                  13.83
                           84                  12.54
                           85                  12.96
                           86                  12.54
                           87                  12.96
                           88                  12.54
                           89                  12.54
                           90                  12.96
                           91                  12.54
                           92                  12.96  Does not include any proceeds from Optional Termination


This is not a research report and was not prepared by the Morgan Stanley research department. It was prepared by Morgan Stanley sales, trading or other non-research personnel. Past performance is not necessarily a guide to future performance. Please see

TERM SHEET DISCLAIMER
This material was prepared by sales, trading or other non-research personnel of one of the following: Morgan Stanley & Co. Incorporated, Morgan Stanley & Co. International Limited, Morgan Stanley Japan Limited and/or Morgan Stanley Dean Witter Asia Limited (together with their affiliates, hereinafter "Morgan Stanley"). This material was not produced by a Morgan Stanley research analyst, although it may refer to a Morgan Stanley research analyst or research report. Unless otherwise indicated, these views (if any) are the author's and may differ from those of the Morgan Stanley fixed income or equity research department or others in the firm.

This material was prepared by or in conjunction with Morgan Stanley trading desks that may deal as principal in or own or act as market maker or liquidity provider for the securities/instruments (or related derivatives) mentioned herein. The trading desk may have accumulated a position in the subject securities/instruments based on the information contained herein. Trading desk materials are not independent of the proprietary interests of Morgan Stanley, which may conflict with your interests. Morgan Stanley may also perform or seek to perform investment banking services for the issuers of the securities and instruments mentioned herein.

The information contained in this material is subject to change, completion or amendment from time to time, and the information in this material supersedes information in any other communication relating to the securities referred to in this material.

This material is not a solicitation to participate in any trading strategy, and is not an offer to sell any security or instrument or a solicitation of an offer to by of any offer to buy or sell any security or instrument in any jurisdiction where the offer, solicitation or sale is not permitted. Unless otherwise set forth in this material, the securities referred to in this material may not have been registered under the U.S. Securities Act of 1933, as amended, and, if not, may not be offered or sold absent an exemption therefrom. Recipients are required to comply with any legal or contractual restrictions on their purchase, holding, sale, exercise of rights or performance of obligations under any securities/instruments transaction.

The securities/instruments discussed in this material may not be suitable for all investors. This material has been prepared and issued by Morgan Stanley for distribution to market professionals and institutional investor clients only. Other recipients should seek independent financial advice prior to making any investment decision based on this material. This material does not provide individually tailored investment advice or offer tax, regulatory, accounting or legal advice. Prior to entering into any proposed transaction, recipients should determine, in consultation with their own investment, legal, tax, regulatory and accounting advisors, the economic risks and merits, as well as the legal, tax, regulatory and accounting characteristics and consequences, of the transaction. You should consider this material as only a single factor in making an investment decision.

Options are not for everyone. Before purchasing or writing options, investors should understand the nature and extent of their rights and obligations and be aware of the risks involved, including the risks pertaining to the business and financial condition of the issuer and the security/instrument. A secondary market may not exist for these securities. For Morgan Stanley customers who are purchasing or writing exchange-traded options, please review the publication `Characteristics and Risks of Standardized Options,' which is available from your account representative.

The value of and income from investments may vary because of changes in interest rates, foreign exchange rates, default rates, prepayment rates, securities/instruments prices, market indexes, operational or financial conditions of companies or other factors. There may be time limitations on the exercise of options or other rights in securities/instruments transactions. Past performance is not necessarily a guide to future performance. Estimates of future performance are based on assumptions that may not be realized. Actual events may differ from those assumed and changes to any assumptions may have a material impact on any projections or estimates. Other events not taken into account may occur and may significantly affect the projections or estimates. Certain assumptions may have been made for modeling purposes only to simplify the presentation and/or calculation of any projections or estimates, and Morgan Stanley does not represent that any such assumptions will reflect actual future events. Accordingly, there can be no assurance that estimated returns or projections will be realized or that actual returns or performance results will not materially differ from those estimated herein. Some of the information contained in this document may be aggregated data of transactions in securities or other financial instruments executed by Morgan Stanley that has been compiled so as not to identify the underlying transactions of any particular customer.

Notwithstanding anything herein to the contrary, Morgan Stanley and each recipient hereof agree that they (and their employees, representatives, and other agents) may disclose to any and all persons, without limitation of any kind from the commencement of discussions, the U.S. federal and state income tax treatment and tax structure of the transaction and all materials of any kind (including opinions or other tax analyses) that are provided to it relating to the tax treatment and tax structure. For this purpose, "tax structure" is limited to facts relevant to the U.S. federal and state income tax treatment of the transaction and does not include information relating to the identity of the parties, their affiliates, agents or advisors

In the UK, this communication is directed in the UK to those persons who are market counterparties or intermediate customers (as defined in the UK Financial Services Authority's rules). For additional information, research reports and important disclosures see https://secure.ms.com/servlet/cls. The trademarks and service marks contained herein are the property of their respective owners.

MSM 2006-6AR Group 1 -Prelim - Price/Yield - 1A1

Morgan Stanley

Balance            $292,076,000.00  Delay          0           Index           LIBOR_1MO|4.9WAC   7.07798     WAM    357
Coupon             5.07300          Dated          04/28/2006  Mult /  Margin  1 /.15       NET   6.70339     WALA   3
Settle             04/28/2006       First Payment  05/25/2006  Cap / Floor     999 / 0.15

Price = 100                            10                 15                 20                 25                 30
                              Disc Margin        Disc Margin        Disc Margin        Disc Margin        Disc Margin
                   0bp                 15                 15                 15                 15                 15
                 100bp                 15                 15                 15                 15                 15
                 200bp                 15                 15                 15                 15                 15
                 300bp                 15                 15                 15                 15                 15
                Prepay             10 CPR             15 CPR             20 CPR             25 CPR             30 CPR
            No Prepays
 Lockout and Penalties  Include Penalties  Include Penalties  Include Penalties  Include Penalties  Include Penalties
Prepay Penalty Haircut                  0                  0                  0                  0                  0
   Optional Redemption           Call (Y)           Call (Y)           Call (Y)           Call (Y)           Call (Y)


Price = 100                            35                 40
                              Disc Margin        Disc Margin
                   0bp                 15                 15
                 100bp                 15                 15
                 200bp                 15                 15
                 300bp                 15                 15
                Prepay             35 CPR             40 CPR
            No Prepays
 Lockout and Penalties  Include Penalties  Include Penalties
Prepay Penalty Haircut                  0                  0
   Optional Redemption           Call (Y)           Call (Y)


This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof. Any such offer of securities would be made pursuant to a definitive Prospectus or Private Placement Memorandum, as the case may be, prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus or Private Placement Memorandum. Such Prospectus or Private Placement Memorandum will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus or Private Placement Memorandum. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated disclaims any and all liability relating to this information, including without limitation any express or implied representations or warranties for, statements contained in, and omissions from, this information. Additional information is available upon request. Morgan Stanley & Co. Incorporated and others associated with it may have positions in, and may effect transaction in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. To our readers worldwide:
In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley International Limited, a member of The Securities and Futures Authority, any by Morgan Stanley Japan Ltd. We recommend that such investors obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International or Morgan Stanley Japan Ltd. representative about the investments concerned. NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY THE U.K. SECURITIES AND FUTURES AUTHORITY.

MSM 2006-6AR Group 1 -Prelim - Price/Yield - 1A4

Morgan Stanley
Balance            $39,785,000.00   Delay          0           Index           LIBOR_1MO|4.9WAC    7.07798     WAM    357
Coupon             5.17300          Dated          04/28/2006  Mult / Margin   1 / 0.25     NET    6.70339     WALA     3
Settle             04/28/2006       First Payment  05/25/2006  Cap / Floor     999 / 0.25

Price = 100                            10                 15                 20                 25                 30
                              Disc Margin         Disc Margin       Disc Margin        Disc Margin        Disc Margin
                   0bp                 25                 25                 25                 25                 25
                 100bp                 25                 25                 25                 25                 25
                 200bp                 25                 25                 25                 25                 25
                 300bp                 25                 25                 25                 25                 25
                Prepay             10 CPR             15 CPR             20 CPR             25 CPR             30 CPR
            No Prepays
 Lockout and Penalties  Include Penalties  Include Penalties  Include Penalties  Include Penalties  Include Penalties
Prepay Penalty Haircut                  0                  0                  0                  0                  0
   Optional Redemption           Call (Y)           Call (Y)           Call (Y)           Call (Y)           Call (Y)


Price = 100                            35                 40
                              Disc Margin        Disc Margin
                   0bp                 25                 25
                 100bp                 25                 25
                 200bp                 25                 25
                 300bp                 25                 25
                Prepay             35 CPR             40 CPR
            No Prepays
 Lockout and Penalties  Include Penalties  Include Penalties
Prepay Penalty Haircut                  0                  0
   Optional Redemption           Call (Y)           Call (Y)


This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof. Any such offer of securities would be made pursuant to a definitive Prospectus or Private Placement Memorandum, as the case may be, prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus or Private Placement Memorandum. Such Prospectus or Private Placement Memorandum will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus or Private Placement Memorandum. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated disclaims any and all liability relating to this information, including without limitation any express or implied representations or warranties for, statements contained in, and omissions from, this information. Additional information is available upon request. Morgan Stanley & Co. Incorporated and others associated with it may have positions in, and may effect transaction in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. To our readers worldwide:
In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley International Limited, a member of The Securities and Futures Authority, any by Morgan Stanley Japan Ltd. We recommend that such investors obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International or Morgan Stanley Japan Ltd. representative about the investments concerned. NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY THE U.K. SECURITIES AND FUTURES AUTHORITY.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of the email communication to which this free writing prospectus is attached relating to:

(1)  these materials not constituting an offer (or a solicitation of an offer),

(2) no representation that these materials are accurate or complete and may not be updated or

(3)  these materials possibly being confidential

are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via bloomberg or another system.

STATEMENT REGARDING FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including a prospectus) with the SEC (SEC file no. 333-121914) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting Edgar on the Sec web site at www.sec.gov. Alternatively, the depositor or any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-718-1649.

MSM 2006-6AR
                              Scenario       Scenario
LIBOR_1MO                           20             20
LIBOR_6MO                           20             20
LIBOR_1YR                           20             20
CMT_1YR                             20             20
CPR                                 30             30
CDR                                  3              1
Severity                           100            100
Advance % of P&I                   100            100
Optional Termination                 Y              Y

               Period      Class 1-A-3    Class 1-A-3
                    1            19.10          20.17
                    2            18.61          20.17
                    3            18.32          20.17
                    4            18.15          20.12
                    5            17.92          19.85
                    6            17.65          19.66
                    7            17.47          19.33
                    8            17.21          19.16
                    9            17.04          18.84
                   10            16.19          18.03
                   11            15.85          18.06
                   12            15.54          17.36
                   13            15.32          17.24
                   14            15.16          16.93
                   15            14.97          16.84
                   16            14.81          16.53
                   17            14.63          16.33
                   18            14.45          16.25
                   19            14.27          15.93
                   20            14.00          15.78
                   21            13.74          15.39
                   22            13.44          15.12
                   23            13.20          15.15
                   24            12.98          14.67
                   25            12.86          14.66
                   26            12.70          14.35
                   27            12.62          14.39
                   28            12.48          14.10
                   29            12.32          13.94
                   30            12.22          13.97
                   31            12.04          13.65
                   32            11.94          13.67
                   33            11.78          13.37
                   34            11.04          12.85
                   35            11.04          13.32
                   36            10.74          12.58
                   37            10.68          12.67
                   38            11.04          12.73
                   39            11.15          12.93
                   40            11.18          12.80
                   41            11.12          12.72
                   42            11.10          12.84
                   43            10.95          12.53
                   44            10.94          12.65
                   45            10.80          12.34
                   46            10.88          12.40
                   47            11.05          13.06
                   48            10.75          12.25
                   49            10.75          12.39
                   50            10.61          12.07
                   51                           12.22
                   52                           11.91

This is not a research report and was not prepared by the Morgan Stanley research department. It was prepared by Morgan Stanley sales, trading or other non-research personnel. Past performance is not necessarily a guide to future performance. Please see

TERM SHEET DISCLAIMER
This material was prepared by sales, trading or other non-research personnel of one of the following: Morgan Stanley & Co. Incorporated, Morgan Stanley & Co. International Limited, Morgan Stanley Japan Limited and/or Morgan Stanley Dean Witter Asia Limited (together with their affiliates, hereinafter "Morgan Stanley"). This material was not produced by a Morgan Stanley research analyst, although it may refer to a Morgan Stanley research analyst or research report. Unless otherwise indicated, these views (if any) are the author's and may differ from those of the Morgan Stanley fixed income or equity research department or others in the firm.

This material was prepared by or in conjunction with Morgan Stanley trading desks that may deal as principal in or own or act as market maker or liquidity provider for the securities/instruments (or related derivatives) mentioned herein. The trading desk may have accumulated a position in the subject securities/instruments based on the information contained herein. Trading desk materials are not independent of the proprietary interests of Morgan Stanley, which may conflict with your interests. Morgan Stanley may also perform or seek to perform investment banking services for the issuers of the securities and instruments mentioned herein.

The information contained in this material is subject to change, completion or amendment from time to time, and the information in this material supersedes information in any other communication relating to the securities referred to in this material.

This material is not a solicitation to participate in any trading strategy, and is not an offer to sell any security or instrument or a solicitation of an offer to by of any offer to buy or sell any security or instrument in any jurisdiction where the offer, solicitation or sale is not permitted. Unless otherwise set forth in this material, the securities referred to in this material may not have been registered under the U.S. Securities Act of 1933, as amended, and, if not, may not be offered or sold absent an exemption therefrom. Recipients are required to comply with any legal or contractual restrictions on their purchase, holding, sale, exercise of rights or performance of obligations under any securities/instruments transaction.

The securities/instruments discussed in this material may not be suitable for all investors. This material has been prepared and issued by Morgan Stanley for distribution to market professionals and institutional investor clients only. Other recipients should seek independent financial advice prior to making any investment decision based on this material. This material does not provide individually tailored investment advice or offer tax, regulatory, accounting or legal advice. Prior to entering into any proposed transaction, recipients should determine, in consultation with their own investment, legal, tax, regulatory and accounting advisors, the economic risks and merits, as well as the legal, tax, regulatory and accounting characteristics and consequences, of the transaction. You should consider this material as only a single factor in making an investment decision.

Options are not for everyone. Before purchasing or writing options, investors should understand the nature and extent of their rights and obligations and be aware of the risks involved, including the risks pertaining to the business and financial condition of the issuer and the security/instrument. A secondary market may not exist for these securities. For Morgan Stanley customers who are purchasing or writing exchange-traded options, please review the publication "Characteristics and Risks of Standardized Options," which is available from your account representative.

The value of and income from investments may vary because of changes in interest rates, foreign exchange rates, default rates, prepayment rates, securities/instruments prices, market indexes, operational or financial conditions of companies or other factors. There may be time limitations on the exercise of options or other rights in securities/instruments transactions. Past performance is not necessarily a guide to future performance. Estimates of future performance are based on assumptions that may not be realized. Actual events may differ from those assumed and changes to any assumptions may have a material impact on any projections or estimates. Other events not taken into account may occur and may significantly affect the projections or estimates. Certain assumptions may have been made for modeling purposes only to simplify the presentation and/or calculation of any projections or estimates, and Morgan Stanley does not represent that any such assumptions will reflect actual future events. According, there can be no assurance that estimated returns or projections will be realized or that actual returns or performance results will not materially differ from those estimated herein. Some of the information contained in this document may be aggregated data of transactions in securities or other financial instruments executed by Morgan Stanley that has been compiled so as not to identify the underlying transactions of any particular customer.

Notwithstanding anything herein to the contrary, Morgan Stanley and each recipient hereof agree that they (and their employees, representatives, and other agents) may disclose to any and all persons, without limitation of any kind from the commencement of discussions, the U.S. federal and state income tax treatment and tax structure of the transaction and all materials of any kind (including opinions or other tax analyses) that are provided to it relating to the tax treatment and tax structure. For this purpose, "tax structure" is limited to facts relevant to the U.S. federal and state income tax treatment of the transaction and does not include information relating to the identity of the parties, their affiliates, agents or advisors

In the UK, this communication is directed in the UK to those persons who are market counterparties or intermediate customers (as defined in the UK Financial Services Authority's rules). For additional information, research reports and important disclosures see https://secure.ms.com/servlet/cls. The trademarks and service marks contained herein are the property of their respective owners.

MSM 2006-6AR Group 1 -Prelim - Price/Yield - 1A4

Morgan Stanley

Balance            $39,785,000.00  Delay          0             Index            LIBOR_1MO  WAC    7.07798   WAM    357
Coupon             5.17300         Dated          04/28/2006    Mult / Margin    1 / 0.25   NET    6.70339   WALA     3
Settle             04/28/2006      First Payment  05/25/2006    Cap / Floor      999 / 0.25

Price = 100        Met West
               0bp             25        Disc Margin
                             5.73                WAL
             100bp             25        Disc Margin
                             5.73                WAL
             200bp             25        Disc Margin
                             5.73                WAL
             300bp             25        Disc Margin
                             5.73                WAL

This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof. Any such offer of securities would be made pursuant to a definitive Prospectus or Private Placement Memorandum, as the case may be, prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus or Private Placement Memorandum. Such Prospectus or Private Placement Memorandum will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus or Private Placement Memorandum. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated disclaims any and all liability relating to this
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

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

----------------------------------------------------------------------------------------------------------------------------------
                                                                Forward
----------------------------------------------------------------------------------------------------------------------------------
      Per           Date          Coll_Bal    XS_Interest       1mLIBOR       6mLIBOR       12mLIBOR        1yrCMT        XS as %
        1      5/25/2006    633,226,427.42     988,775.16        4.9230        5.2201         5.3507        4.8711          1.87%
        2      6/25/2006    614,613,451.97     689,476.56        5.1422        5.2564         5.3337        4.9098          1.35%
        3      7/25/2006    596,547,880.09     681,476.14        5.1339        5.2761         5.3344        4.9104          1.37%
        4      8/25/2006    579,012,925.70     652,780.62        5.2009        5.2895         5.3352        4.9112          1.35%
        5      9/25/2006    561,993,031.00     630,113.03        5.2622        5.2918         5.3287        4.9052          1.35%
        6     10/25/2006    545,473,074.00     625,596.80        5.2123        5.2831         5.3149        4.8925          1.38%
        7     11/25/2006    529,438,352.79     592,549.09        5.2379        5.2775         5.3071        4.8853          1.34%
        8     12/25/2006    513,874,640.10     587,362.14        5.2595        5.2639         5.2958        4.8749          1.37%
        9      1/25/2007    498,768,107.65     559,211.24        5.2126        5.2456         5.2840        4.8640          1.35%
       10      2/25/2007    484,105,319.48     577,581.38        5.2145        5.2324         5.2756        4.8563          1.43%
       11      3/25/2007    469,874,194.95     620,141.58        5.2161        5.2169         5.2679        4.8493          1.58%
       12      4/25/2007    456,061,098.61     551,600.97        5.1792        5.2019         5.2767        4.8573          1.45%
       13      5/25/2007    442,653,751.15     559,740.43        5.1598        5.1907         5.2725        4.8534          1.52%
       14      6/25/2007    429,639,936.15     523,056.49        5.1512        5.1834         5.2714        4.8524          1.46%
       15      7/25/2007    417,008,418.36     530,852.22        5.1369        5.1772         5.2711        4.8522          1.53%
       16      8/25/2007    404,747,973.33     494,925.23        5.1259        5.1752         5.2738        4.8547          1.47%
       17      9/25/2007    392,847,707.65     481,301.48        5.1187        5.1756         5.2781        4.8586          1.47%
       18     10/25/2007    381,297,047.62     490,624.69        5.1150        5.1772         5.2831        4.8632          1.54%
       19     11/25/2007    370,085,729.69     455,248.61        5.1147        5.1813         5.2900        4.8696          1.48%
       20     12/25/2007    359,203,842.52     468,207.23        5.1170        5.1858         5.2974        4.8764          1.56%
       21      1/25/2008    348,641,949.27     441,575.76        5.1229        5.1923         5.3066        4.8849          1.52%
       22      2/25/2008    338,390,359.11     447,002.69        5.1284        5.1992         5.3166        4.8941          1.59%
       23      3/25/2008    328,440,896.78     485,570.85        5.1320        5.2074         5.3278        4.9044          1.77%
       24      4/25/2008    318,783,848.20     427,126.71        5.1369        5.2169         5.3246        4.9015          1.61%
       25      5/25/2008    309,410,507.81     437,771.56        5.1432        5.2258         5.3358        4.9117          1.70%
       26      6/25/2008    300,312,549.66     400,366.99        5.1534        5.2365         5.3474        4.9224          1.60%
       27      7/25/2008    291,481,925.48     412,735.88        5.1649        5.2476         5.3587        4.9328          1.70%
       28      8/25/2008    282,910,669.87     378,244.36        5.1759        5.2609         5.3705        4.9436          1.60%
       29      9/25/2008    274,590,968.54     369,980.93        5.1843        5.2748         5.3823        4.9546          1.62%
       30     10/25/2008    266,513,795.21     383,647.06        5.1916        5.2869         5.3932        4.9645          1.73%
       31     11/25/2008    258,673,995.52     349,195.39        5.2039        5.3004         5.4053        4.9757          1.62%
       32     12/25/2008    251,064,444.17     360,510.95        5.2209        5.3123         5.4170        4.9865          1.72%
       33      1/25/2009    243,678,676.38     327,053.72        5.2413        5.3237         5.4290        4.9976          1.61%
       34      2/25/2009    236,510,013.35     348,820.54        5.2565        5.3332         5.4403        5.0079          1.77%
       35      3/25/2009    229,552,646.96     413,389.97        5.2635        5.3427         5.4516        5.0184          2.16%
       36      4/25/2009    222,799,961.99     332,666.86        5.2686        5.3532         5.4628        5.0287          1.79%
       37      5/25/2009    216,245,404.11   2,586,750.70        5.2748        5.3632         5.4733        5.0383         14.35%
       38      6/25/2009    209,883,491.82     435,288.97        5.2857        5.3749         5.4841        5.0482          2.49%
       39      7/25/2009    203,708,575.26     443,616.47        5.2984        5.3867         5.4944        5.0577          2.61%
       40      8/25/2009    197,715,155.34     420,328.95        5.3106        5.3999         5.5052        5.0677          2.55%
       41      9/25/2009    191,898,091.16     407,381.12        5.3205        5.4128         5.5161        5.0777          2.55%
       42     10/25/2009    186,252,044.55     414,495.51        5.3293        5.4231         5.5260        5.0868          2.67%
       43     11/25/2009    180,771,954.98     381,203.64        5.3417        5.4342         5.5373        5.0972          2.53%
       44     12/25/2009    175,452,951.11     387,669.11        5.3570        5.4433         5.5481        5.1071          2.65%
       45      1/25/2010    170,290,305.77     355,609.80        5.3739        5.4522         5.5587        5.1170          2.51%
       46      2/25/2010    165,279,419.21     345,734.34        5.3855        5.4598         5.5682        5.1257          2.51%
       47      3/25/2010    160,415,871.31     390,381.66        5.3891        5.4683         5.5777        5.1344          2.92%
       48      4/25/2010    155,695,297.39     325,060.96        5.3918        5.4790         5.5876        5.1435          2.51%
       49      5/25/2010    151,113,497.16     332,417.63        5.3966        5.4898         5.5970        5.1522          2.64%
       50      6/25/2010    146,666,391.70     304,280.34        5.4071        5.5024         5.6068        5.1612          2.49%
       51      7/25/2010    142,350,030.16     310,996.02        5.4202        5.5141         5.6154        5.1691          2.62%
       52      8/25/2010    138,160,567.18     284,859.40        5.4339        5.5256         5.6237        5.1767          2.47%
       53      9/25/2010    134,094,294.51     275,461.60        5.4465        5.5359         5.6309        5.1834          2.47%
       54     10/25/2010    130,147,439.22     282,494.12        5.4577        5.5433         5.6359        5.1880          2.60%
       55     11/25/2010    126,316,547.67     258,737.61        5.4686        5.5515         5.6417        5.1934          2.46%
       56     12/25/2010    122,597,194.02     266,061.29        5.4776        5.5576         5.6462        5.1975          2.60%
       57      1/25/2011    118,987,226.35     253,026.40        5.4863        5.5633         5.6509        5.2018          2.55%
       58      2/25/2011    115,483,132.97     278,944.28        5.4934        5.5673         5.6543        5.2049          2.90%
       59      3/25/2011    112,073,781.98     327,729.70        5.4977        5.5711         5.6579        5.2082          3.51%
       60      4/25/2011    108,761,879.13     267,481.02        5.5031        5.5755         5.6778        5.2265          2.95%
       61      5/25/2011    105,547,589.50     210,464.62        5.5058        5.5782         5.6806        5.2291          2.39%
       62      6/25/2011    102,428,081.83     188,073.43        5.5091        5.5816         5.6843        5.2325          2.20%
       63      7/25/2011     99,400,564.41     198,405.17        5.5116        5.5842         5.6872        5.2352          2.40%
       64      8/25/2011     96,462,343.41     178,275.90        5.5150        5.5878         5.6911        5.2388          2.22%
       65      9/25/2011     93,610,818.01     173,207.02        5.5180        5.5910         5.6947        5.2421          2.22%
       66     10/25/2011     90,843,405.44     182,521.87        5.5206        5.5933         5.6975        5.2447          2.41%
       67     11/25/2011     88,157,614.49     163,554.01        5.5240        5.5971         5.7016        5.2485          2.23%
       68     12/25/2011     85,551,046.89     172,313.12        5.5267        5.6001         5.7052        5.2517          2.42%
       69      1/25/2012     83,021,365.21     154,630.99        5.5303        5.6041         5.7096        5.2558          2.24%
       70      2/25/2012     80,566,312.32     151,441.30        5.5337        5.6073         5.7134        5.2594          2.26%
       71      3/25/2012     78,183,680.27     171,799.26        5.5362        5.6111         5.7179        5.2635          2.64%
       72      4/25/2012     75,871,356.59     143,286.17        5.5404        5.6159         5.7075        5.2538          2.27%
       73      5/25/2012     73,627,254.19     150,747.84        5.5436        5.6195         5.7119        5.2579          2.46%
       74      6/25/2012     71,449,364.26     135,351.69        5.5478        5.6243         5.7172        5.2628          2.27%
       75      7/25/2012     69,335,736.24     142,465.92        5.5513        5.6283         5.7220        5.2673          2.47%
       76      8/25/2012     67,284,483.94     128,594.40        5.5558        5.6334         5.7277        5.2725          2.29%
       77      9/25/2012     65,293,802.57     124,993.05        5.5601        5.6383         5.7333        5.2777          2.30%
       78     10/25/2012     63,361,876.09     131,319.01        5.5641        5.6419         5.7377        5.2817          2.49%
       79     11/25/2012     61,486,965.37     107,752.87        5.5692        5.6477         5.7438        5.2873          2.10%
       80     12/25/2012     59,667,368.42     114,367.16        5.5736        5.6528         5.7493        5.2924          2.30%
       81      1/25/2013     57,901,438.25     102,220.82        5.5791        5.6591         5.7556        5.2982          2.12%
       82      2/25/2013     56,187,456.03     100,601.84        5.5845        5.6645         5.7612        5.3033          2.15%
       83      3/25/2013     54,524,134.55     125,431.96        5.5886        5.6707         5.7672        5.3089          2.76%
       84      4/25/2013     52,909,582.53      96,683.52        5.5955        5.6778         5.7740        5.3152          2.19%
       85      5/25/2013     51,342,659.43     102,221.70        5.6011        5.6834         5.7796        5.3202          2.39%
       86      6/25/2013     49,822,012.49      91,372.87        5.6076        5.6899         5.7857        5.3259          2.20%
       87      7/25/2013     48,346,276.96      96,763.03        5.6131        5.6953         5.7911        5.3308          2.40%
       88      8/25/2013     46,914,136.98      87,243.79        5.6194        5.7016         5.7971        5.3363          2.23%
       89      9/25/2013     45,524,339.90      84,912.28        5.6253        5.7074         5.8027        5.3415          2.24%
       90     10/25/2013     44,175,606.37      89,639.90        5.6306        5.7115         5.8068        5.3453          2.44%
       91     11/25/2013     42,866,715.32      80,317.61        5.6367        5.7175         5.8125        5.3505          2.25%
       92     12/25/2013     41,596,495.35      84,764.24        5.6418        5.7225         5.8173        5.3550          2.45%
       93      1/25/2014     40,363,803.55      76,152.85        5.6477        5.7283         5.8227        5.3600          2.26%
       94      2/25/2014     39,167,539.79      74,890.74        5.6531        5.7331         5.8273        5.3642          2.29%
       95      3/25/2014     38,006,662.72      91,202.69        5.6569        5.7383         5.8323        5.3687          2.88%
       96      4/25/2014     36,880,102.84      71,164.00        5.6633        5.7445         5.8380        5.3740          2.32%
       97      5/25/2014     35,786,834.62      74,956.85        5.6679        5.7490         5.8422        5.3779          2.51%
       98      6/25/2014     34,725,876.10      67,448.96        5.6733        5.7543         5.8471        5.3824          2.33%
       99      7/25/2014     33,696,274.03      71,116.59        5.6777        5.7585         5.8510        5.3860          2.53%
      100      8/25/2014     32,697,108.41      64,458.33        5.6829        5.7635         5.8556        5.3902          2.37%
      101      9/25/2014     31,727,500.75      62,846.26        5.6877        5.7680         5.8597        5.3940          2.38%
      102     10/25/2014     30,786,560.77      66,096.84        5.6917        5.7708         5.8623        5.3964          2.58%
      103     11/25/2014     29,873,436.76      59,691.04        5.6966        5.7754         5.8664        5.4002          2.40%
      104     12/25/2014     28,987,310.06      62,737.94        5.7004        5.7789         5.8696        5.4031          2.60%
      105      1/25/2015     28,127,382.76      56,809.67        5.7049        5.7832         5.8734        5.4066          2.42%
      106      2/25/2015     27,292,885.41      55,804.15        5.7090        5.7865         5.8762        5.4092          2.45%
      107      3/25/2015     26,483,085.01      66,919.81        5.7113        5.7901         5.8793        5.4120          3.03%
      108      4/25/2015     25,697,239.05      53,222.77        5.7163        5.7947         5.8995        5.4307          2.49%
      109      5/25/2015     24,934,633.95      55,801.67        5.7194        5.7975         5.9018        5.4327          2.69%
      110      6/25/2015     24,194,583.72      50,677.75        5.7232        5.8009         5.9047        5.4354          2.51%
      111      7/25/2015     23,476,422.66      53,141.67        5.7260        5.8033         5.9066        5.4372          2.72%
      112      8/25/2015     22,779,507.15      48,520.99        5.7295        5.8065         5.9092        5.4396          2.56%
      113      9/25/2015     22,103,219.46      47,411.36        5.7324        5.8090         5.9113        5.4415          2.57%
      114     10/25/2015     21,446,928.95      49,599.32        5.7347        5.8103         5.9123        5.4424          2.78%
      115     11/25/2015     20,810,002.18      45,253.88        5.7376        5.8128         5.9145        5.4445          2.61%
      116     12/25/2015     20,191,855.32      47,299.59        5.7395        5.8142         5.9158        5.4456          2.81%
      117      1/25/2016     19,591,876.17      43,262.84        5.7421        5.8164         5.9179        5.4476          2.65%
      118      2/25/2016     19,006,543.82      42,588.67        5.7440        5.8175         5.9191        5.4487          2.69%
      119      3/25/2016     18,424,671.88      47,321.62        5.7448        5.8190         5.9207        5.4502          3.08%
      120      4/25/2016     17,857,829.95      40,841.72        5.7472        5.8214         5.9070        5.4376          2.74%
      121      5/25/2016     17,307,301.26      42,517.69        5.7481        5.8224         5.9082        5.4387          2.95%
      122      6/25/2016     16,773,500.21      39,053.81        5.7499        5.8244         5.9104        5.4407          2.79%
      123      7/25/2016     16,255,933.79      40,618.40        5.7509        5.8255         5.9117        5.4419          3.00%
      124      8/25/2016     15,754,116.42      37,448.61        5.7528        5.8276         5.9140        5.4440          2.85%
      125      9/25/2016     15,267,584.73      36,653.37        5.7543        5.8293         5.9160        5.4458          2.88%
      126     10/25/2016     14,795,865.56      38,029.97        5.7554        5.8296         5.9165        5.4463          3.08%
      127     11/25/2016     14,338,510.50      35,117.49        5.7575        5.8319         5.9190        5.4486          2.94%
      128     12/25/2016     13,895,086.51      36,383.87        5.7587        5.8333         5.9207        5.4502          3.14%
      129      1/25/2017     13,465,173.46      33,681.17        5.7609        5.8357         5.9234        5.4526          3.00%
      130      2/25/2017     13,048,367.34      33,047.79        5.7627        5.8372         5.9252        5.4543          3.04%
      131      3/25/2017     12,644,283.44      37,754.78        5.7631        5.8394         5.9276        5.4565          3.58%
      132      4/25/2017     12,252,526.25      31,741.24        5.7664        5.8429         5.9313        5.4599          3.11%
      133      5/25/2017     11,872,722.74      32,767.04        5.7679        5.8446         5.9334        5.4618          3.31%
      134      6/25/2017     11,504,510.44      30,495.78        5.7704        5.8474         5.9364        5.4646          3.18%
      135      7/25/2017     11,147,539.41      31,450.60        5.7721        5.8494         5.9387        5.4667          3.39%
      136      8/25/2017     10,801,473.81      29,403.75        5.7748        5.8523         5.9419        5.4697          3.27%
      137      9/25/2017     10,465,996.11      28,854.23        5.7771        5.8550         5.9448        5.4723          3.31%
      138     10/25/2017     10,140,773.23      29,674.46        5.7791        5.8561         5.9462        5.4736          3.51%
      139     11/25/2017      9,825,492.74      27,785.49        5.7820        5.8594         5.9495        5.4767          3.39%
      140     12/25/2017      9,519,854.18      28,532.42        5.7841        5.8617         5.9519        5.4789          3.60%
      141      1/25/2018      9,223,565.77      26,796.40        5.7872        5.8651         5.9553        5.4820          3.49%
      142      2/25/2018      8,936,348.87      26,406.08        5.7900        5.8676         5.9577        5.4842          3.55%
      143      3/25/2018      8,657,947.50      29,291.85        5.7913        5.8706         5.9605        5.4868          4.06%
      144      4/25/2018      8,388,077.17      25,513.58        5.7956        5.8749         5.9645        5.4905          3.65%
      145      5/25/2018      8,126,475.72      26,094.03        5.7981        5.8773         5.9668        5.4926          3.85%
      146      6/25/2018      7,872,891.20      24,649.04        5.8015        5.8806         5.9698        5.4954          3.76%
      147      7/25/2018      7,627,080.86      25,185.59        5.8039        5.8829         5.9719        5.4973          3.96%
      148      8/25/2018      7,388,812.59      23,906.80        5.8072        5.8860         5.9748        5.4999          3.88%
      149      9/25/2018      7,157,867.96      23,528.93        5.8100        5.8887         5.9771        5.5021          3.94%
      150     10/25/2018      6,934,013.46      23,972.28        5.8121        5.8896         5.9779        5.5028          4.15%
      151     11/25/2018      6,717,032.06      22,795.23        5.8152        5.8925         5.9805        5.5052          4.07%
      152     12/25/2018      6,506,715.40      23,188.39        5.8172        5.8943         5.9821        5.5067          4.28%
      153      1/25/2019      6,302,861.16      22,117.81        5.8200        5.8970         5.9845        5.5088          4.21%
      154      2/25/2019      6,105,275.91      21,842.39        5.8223        5.8987         5.9858        5.5101          4.29%
      155      3/25/2019      5,913,780.33      23,458.03        5.8231        5.9007         5.9875        5.5117          4.76%
      156      4/25/2019      5,728,178.74      21,233.66        5.8265        5.9040         6.0069        5.5295          4.45%
      157      5/25/2019      5,548,290.34      21,513.33        5.8281        5.9053         6.0079        5.5304          4.65%
      158      6/25/2019      5,373,940.28      20,647.38        5.8305        5.9075         6.0097        5.5321          4.61%
      159      7/25/2019      5,204,960.32      20,893.12        5.8318        5.9086         6.0105        5.5328          4.82%
      160      8/25/2019      5,041,188.83      20,128.43        5.8340        5.9105         6.0121        5.5343          4.79%
      161      9/25/2019      4,882,472.12      19,871.04        5.8356        5.9119         6.0130        5.5352          4.88%
      162     10/25/2019      4,728,651.30      20,054.40        5.8366        5.9121         6.0129        5.5350          5.09%
      163     11/25/2019      4,579,576.36      19,373.60        5.8385        5.9137         6.0141        5.5361          5.08%
      164     12/25/2019      4,435,103.03      19,522.24        5.8392        5.9141         6.0141        5.5361          5.28%
      165      1/25/2020      4,295,091.14      18,911.37        5.8408        5.9155         6.0150        5.5370          5.28%
      166      2/25/2020      4,159,405.95      18,712.64        5.8419        5.9157         6.0147        5.5367          5.40%
      167      3/25/2020      4,027,921.10      19,133.16        5.8418        5.9162         6.0148        5.5368          5.70%
      168      4/25/2020      3,900,503.75      18,294.43        5.8435        5.9176         5.9993        5.5225          5.63%
      169      5/25/2020      3,777,028.10      18,363.68        5.8436        5.9173         5.9986        5.5218          5.83%
      170      6/25/2020      3,657,374.08      17,896.82        5.8445        5.9179         5.9987        5.5219          5.87%
      171      7/25/2020      3,541,425.22      17,938.38        5.8444        5.9174         5.9976        5.5209          6.08%
      172      8/25/2020      3,429,068.66      17,527.21        5.8450        5.9176         5.9974        5.5207          6.13%
      173      9/25/2020      3,320,195.36      17,349.42        5.8450        5.9172         5.9965        5.5200          6.27%
      174     10/25/2020      3,214,698.26      17,350.80        5.8444        5.9152         5.9941        5.5177          6.48%
      175     11/25/2020      3,112,474.30      17,010.33        5.8446        5.9149         5.9935        5.5172          6.56%
      176     12/25/2020      3,013,423.52      16,987.32        5.8437        5.9135         5.9919        5.5157          6.76%
      177      1/25/2021      2,917,449.01      16,690.56        5.8435        5.9130         5.9912        5.5150          6.87%
      178      2/25/2021      2,824,456.29      16,523.08        5.8427        5.9113         5.9894        5.5134          7.02%
      179      3/25/2021      2,734,350.19      16,641.89        5.8403        5.9100         5.9880        5.5121          7.30%
      180      4/25/2021      2,647,045.73      16,229.49        5.8406        5.9101         5.9882        5.5123          7.36%
      181      5/25/2021      2,562,458.50      16,152.13        5.8388        5.9083         5.9864        5.5106          7.56%
      182      6/25/2021      2,480,505.49      15,958.67        5.8379        5.9074         5.9855        5.5098          7.72%
      183      7/25/2021      2,401,106.10      15,859.63        5.8361        5.9056         5.9837        5.5081          7.93%
      184      8/25/2021      2,324,181.60      15,696.00        5.8353        5.9047         5.9828        5.5073          8.10%
      185      9/25/2021      2,249,654.98      54,411.69        5.8339        5.9034         5.9814        5.5061         29.02%
      186     10/25/2021      2,177,454.21      85,192.77        5.8322        5.9007         5.9786        5.5034         46.95%
      187     11/25/2021      2,107,508.24      82,517.33        5.8313        5.8998         5.9778        5.5027         46.98%
      188     12/25/2021      2,039,747.94      79,924.28        5.8295        5.8980         5.9759        5.5010         47.02%
      189      1/25/2022      1,974,106.26      77,409.85        5.8287        5.8972         5.9750        5.5002         47.06%
      190      2/25/2022      1,910,517.66      74,966.46        5.8274        5.8953         5.9732        5.4985         47.09%
      191      3/25/2022      1,848,916.41      72,604.23        5.8247        5.8940         5.9718        5.4972         47.12%
      192      4/25/2022      1,789,244.05      70,316.19        5.8249        5.8941         5.9720        5.4974         47.16%
      193      5/25/2022      1,731,441.91      68,099.13        5.8231        5.8923         5.9701        5.4956         47.20%
      194      6/25/2022      1,675,452.64      65,950.55        5.8223        5.8915         5.9692        5.4948         47.24%
      195      7/25/2022      1,621,220.51      63,867.46        5.8205        5.8896         5.9673        5.4930         47.27%
      196      8/25/2022      1,568,691.07      61,846.68        5.8197        5.8887         5.9664        5.4922         47.31%
      197      9/25/2022      1,517,811.06      59,890.69        5.8184        5.8873         5.9649        5.4908         47.35%
      198     10/25/2022      1,468,530.71      57,995.56        5.8166        5.8846         5.9620        5.4881         47.39%
      199     11/25/2022      1,420,800.91      56,159.14        5.8157        5.8837         5.9610        5.4873         47.43%
      200     12/25/2022      1,374,573.87      54,379.59        5.8139        5.8818         5.9590        5.4854         47.47%
      201      1/25/2023      1,329,803.28      52,654.28        5.8130        5.8808         5.9580        5.4845         47.51%
      202      2/25/2023      1,286,443.81      50,977.97        5.8116        5.8789         5.9560        5.4826         47.55%
      203      3/25/2023      1,244,449.93      49,357.66        5.8089        5.8774         5.9544        5.4812         47.59%
      204      4/25/2023      1,203,781.37      47,788.77        5.8089        5.8774         5.9707        5.4962         47.64%
      205      5/25/2023      1,164,397.72      46,268.63        5.8071        5.8754         5.9686        5.4942         47.68%
      206      6/25/2023      1,126,259.30      44,795.70        5.8061        5.8744         5.9674        5.4932         47.73%
      207      7/25/2023      1,089,327.59      43,367.92        5.8042        5.8724         5.9653        5.4912         47.77%
      208      8/25/2023      1,053,564.99      41,982.94        5.8032        5.8713         5.9641        5.4901         47.82%
      209      9/25/2023      1,018,934.60      40,642.86        5.8016        5.8696         5.9623        5.4884         47.87%
      210     10/25/2023        985,402.23      39,344.69        5.7997        5.8671         5.9595        5.4859         47.91%
      211     11/25/2023        952,933.95      38,087.02        5.7986        5.8659         5.9582        5.4847         47.96%
      212     12/25/2023        921,496.82      36,868.52        5.7965        5.8637         5.9558        5.4825         48.01%
      213      1/25/2024        891,058.84      35,687.42        5.7954        5.8624         5.9544        5.4812         48.06%
      214      2/25/2024        861,588.74      34,540.85        5.7937        5.8602         5.9520        5.4789         48.11%
      215      3/25/2024        833,055.41      33,432.40        5.7911        5.8583         5.9499        5.4771         48.16%
      216      4/25/2024        805,430.90      32,358.63        5.7904        5.8574         5.9328        5.4612         48.21%
      217      5/25/2024        778,687.00      31,318.80        5.7881        5.8550         5.9301        5.4588         48.26%
      218      6/25/2024        752,796.52      30,311.49        5.7868        5.8536         5.9285        5.4573         48.32%
      219      7/25/2024        727,732.92      29,335.14        5.7845        5.8511         5.9258        5.4548         48.37%
      220      8/25/2024        703,470.18      28,387.84        5.7831        5.8495         5.9240        5.4532         48.42%
      221      9/25/2024        679,982.66      27,471.80        5.7811        5.8473         5.9217        5.4511         48.48%
      222     10/25/2024        657,246.99      26,584.77        5.7787        5.8438         5.9178        5.4475         48.54%
      223     11/25/2024        635,239.91      25,725.58        5.7771        5.8421         5.9159        5.4457         48.60%
      224     12/25/2024        613,938.67      24,893.37        5.7746        5.8393         5.9128        5.4429         48.66%
      225      1/25/2025        593,321.26      24,086.66        5.7729        5.8375         5.9108        5.4410         48.72%
      226      2/25/2025        573,366.01      23,301.58        5.7707        5.8346         5.9076        5.4381         48.77%
      227      3/25/2025        554,050.36      22,544.31        5.7671        5.8321         5.9048        5.4355         48.83%
      228      4/25/2025        535,355.99      21,811.76        5.7662        5.8310         5.9036        5.4344         48.89%
      229      5/25/2025        517,263.95      21,102.49        5.7634        5.8279         5.9002        5.4312         48.96%
      230      6/25/2025        499,755.48      20,415.57        5.7614        5.8257         5.8977        5.4290         49.02%
      231      7/25/2025        482,812.30      19,749.82        5.7584        5.8224         5.8941        5.4256         49.09%
      232      8/25/2025        466,416.44      19,103.74        5.7563        5.8200         5.8915        5.4232         49.15%
      233      9/25/2025        450,550.07      18,479.49        5.7536        5.8170         5.8882        5.4202         49.22%
      234     10/25/2025        435,197.33      17,875.21        5.7504        5.8127         5.8835        5.4159         49.29%
      235     11/25/2025        420,342.24      17,290.06        5.7480        5.8100         5.8807        5.4134         49.36%
      236     12/25/2025        405,969.16      16,723.43        5.7446        5.8063         5.8769        5.4098         49.43%
      237      1/25/2026        392,062.93      16,174.22        5.7420        5.8035         5.8741        5.4073         49.50%
      238      2/25/2026        378,608.58      15,639.80        5.7389        5.7997         5.8703        5.4037         49.57%
      239      3/25/2026        365,590.53      15,124.66        5.7344        5.7962         5.8669        5.4006         49.64%
      240      4/25/2026        352,996.33      14,626.39        5.7326        5.7944         5.8653        5.3992         49.72%
      241      5/25/2026        340,812.91      14,144.14        5.7288        5.7906         5.8615        5.3957         49.80%
      242      6/25/2026        329,027.43      13,677.21        5.7259        5.7877         5.8588        5.3932         49.88%
      243      7/25/2026        317,627.30      13,224.74        5.7222        5.7840         5.8552        5.3898         49.96%
      244      8/25/2026        306,600.14      12,785.60        5.7194        5.7813         5.8526        5.3874         50.04%
      245      9/25/2026        295,933.58      12,361.63        5.7161        5.7781         5.8494        5.3846         50.13%
      246     10/25/2026        285,616.89      11,951.37        5.7125        5.7737         5.8450        5.3804         50.21%
      247     11/25/2026        275,639.09      11,554.23        5.7099        5.7711         5.8425        5.3781         50.30%
      248     12/25/2026        265,989.44      11,169.78        5.7064        5.7676         5.8390        5.3750         50.39%
      249      1/25/2027        256,657.56      10,797.28        5.7038        5.7651         5.8366        5.3728         50.48%
      250      2/25/2027        247,633.15      10,435.07        5.7008        5.7617         5.8332        5.3696         50.57%
      251      3/25/2027        238,905.55      10,085.94        5.6966        5.7587         5.8304        5.3670         50.66%
      252      4/25/2027        230,466.21       9,748.36        5.6952        5.7573         5.8451        5.3806         50.76%
      253      5/25/2027        222,306.17       9,421.67        5.6919        5.7541         5.8418        5.3776         50.86%
      254      6/25/2027        214,416.57       9,105.48        5.6895        5.7517         5.8396        5.3755         50.96%
      255      7/25/2027        206,788.80       8,799.24        5.6863        5.7485         5.8364        5.3726         51.06%
      256      8/25/2027        199,414.38       8,502.27        5.6840        5.7463         5.8343        5.3706         51.16%
      257      9/25/2027        192,284.90       8,215.50        5.6812        5.7435         5.8316        5.3681         51.27%
      258     10/25/2027        185,392.92       7,938.07        5.6781        5.7400         5.8280        5.3648         51.38%
      259     11/25/2027        178,730.91       7,669.60        5.6759        5.7379         5.8260        5.3629         51.49%
      260     12/25/2027        172,291.50       7,409.80        5.6729        5.7348         5.8229        5.3602         51.61%
      261      1/25/2028        166,067.58       7,158.22        5.6708        5.7327         5.8209        5.3583         51.73%
      262      2/25/2028        160,052.12       6,914.11        5.6682        5.7298         5.8180        5.3556         51.84%
      263      3/25/2028        154,238.04       6,678.56        5.6649        5.7272         5.8155        5.3533         51.96%
      264      4/25/2028        148,619.30       6,450.72        5.6633        5.7257         5.7982        5.3374         52.09%
      265      5/25/2028        143,189.66       6,230.35        5.6604        5.7228         5.7954        5.3348         52.21%
      266      6/25/2028        137,943.08       6,017.14        5.6585        5.7209         5.7935        5.3331         52.34%
      267      7/25/2028        132,873.67       5,810.75        5.6556        5.7181         5.7907        5.3304         52.48%
      268      8/25/2028        127,975.65       5,610.75        5.6537        5.7162         5.7888        5.3288         52.61%
      269      9/25/2028        123,243.28       5,417.62        5.6513        5.7138         5.7865        5.3266         52.75%
      270     10/25/2028        118,671.46       5,230.84        5.6486        5.7102         5.7828        5.3232         52.89%
      271     11/25/2028        114,255.01       5,050.17        5.6468        5.7084         5.7811        5.3216         53.04%
      272     12/25/2028        109,988.91       4,875.41        5.6441        5.7057         5.7784        5.3191         53.19%
      273      1/25/2029        105,868.30       4,706.26        5.6423        5.7039         5.7767        5.3176         53.34%
      274      2/25/2029        101,888.39       4,542.05        5.6400        5.7013         5.7740        5.3151         53.49%
      275      3/25/2029         98,044.24       4,383.74        5.6366        5.6990         5.7718        5.3131         53.65%
      276      4/25/2029         94,331.78       4,230.77        5.6358        5.6983         5.7712        5.3125         53.82%
      277      5/25/2029         90,746.82       4,082.86        5.6332        5.6957         5.7686        5.3101         53.99%
      278      6/25/2029         87,285.23       3,939.82        5.6315        5.6940         5.7670        5.3086         54.16%
      279      7/25/2029         83,942.99       3,801.44        5.6290        5.6915         5.7644        5.3062         54.34%
      280      8/25/2029         80,716.16       3,667.45        5.6273        5.6898         5.7628        5.3048         54.52%
      281      9/25/2029         77,600.87       3,538.07        5.6252        5.6877         5.7607        5.3028         54.71%
      282     10/25/2029         74,593.58       3,413.00        5.6227        5.6844         5.7572        5.2997         54.91%
      283     11/25/2029         71,690.79       3,292.08        5.6212        5.6828         5.7557        5.2982         55.10%
      284     12/25/2029         68,889.07       3,175.17        5.6187        5.6803         5.7532        5.2959         55.31%
      285      1/25/2030         66,185.09       3,062.09        5.6171        5.6787         5.7516        5.2945         55.52%
      286      2/25/2030         63,575.61       2,952.50        5.6151        5.6763         5.7492        5.2922         55.73%
      287      3/25/2030         61,057.36       2,846.80        5.6119        5.6742         5.7471        5.2904         55.95%
      288      4/25/2030         58,627.48       2,744.68        5.6113        5.6736         5.7467        5.2899         56.18%
      289      5/25/2030         56,283.10       2,645.98        5.6089        5.6712         5.7442        5.2877         56.41%
      290      6/25/2030         54,021.42       2,550.59        5.6074        5.6697         5.7427        5.2863         56.66%
      291      7/25/2030         51,839.69       2,458.36        5.6050        5.6673         5.7403        5.2841         56.91%
      292      8/25/2030         49,735.25       2,369.13        5.6035        5.6658         5.7388        5.2827         57.16%
      293      9/25/2030         47,705.47       2,282.99        5.6016        5.6638         5.7368        5.2809         57.43%
      294     10/25/2030         45,747.95       2,199.77        5.5993        5.6606         5.7335        5.2778         57.70%
      295     11/25/2030         43,860.28       2,119.36        5.5978        5.6592         5.7320        5.2765         57.98%
      296     12/25/2030         42,040.16       2,041.65        5.5955        5.6568         5.7296        5.2742         58.28%
      297      1/25/2031         40,285.32       1,966.55        5.5940        5.6553         5.7282        5.2729         58.58%
      298      2/25/2031         38,593.57       1,893.83        5.5921        5.6530         5.7257        5.2707         58.89%
      299      3/25/2031         36,962.70       1,823.72        5.5890        5.6510         5.7238        5.2689         59.21%
      300      4/25/2031         35,390.75       1,756.02        5.5885        5.6505         5.7390        5.2829         59.54%
      301      5/25/2031         33,875.80       1,690.62        5.5862        5.6482         5.7366        5.2807         59.89%
      302      6/25/2031         32,415.93       1,627.46        5.5848        5.6467         5.7351        5.2793         60.25%
      303      7/25/2031         31,009.27       1,566.43        5.5825        5.6444         5.7327        5.2771         60.62%
      304      8/25/2031         29,654.04       1,507.44        5.5811        5.6429         5.7312        5.2757         61.00%
      305      9/25/2031         28,348.45       1,450.52        5.5792        5.6410         5.7293        5.2739         61.40%
      306     10/25/2031         27,090.88       1,395.57        5.5769        5.6382         5.7264        5.2713         61.82%
      307     11/25/2031         25,879.70       1,342.50        5.5755        5.6367         5.7249        5.2699         62.25%
      308     12/25/2031         24,713.35       1,291.27        5.5732        5.6344         5.7225        5.2677         62.70%
      309      1/25/2032         23,590.30       1,241.78        5.5717        5.6329         5.7210        5.2663         63.17%
      310      2/25/2032         22,509.06       1,193.95        5.5698        5.6306         5.7185        5.2640         63.65%
      311      3/25/2032         21,468.17       1,147.83        5.5671        5.6286         5.7165        5.2622         64.16%
      312      4/25/2032         20,466.31       1,103.31        5.5662        5.6276         5.6999        5.2469         64.69%
      313      5/25/2032         19,502.13       1,060.36        5.5639        5.6252         5.6974        5.2446         65.25%
      314      6/25/2032         18,574.36       1,018.89        5.5624        5.6237         5.6959        5.2432         65.83%
      315      7/25/2032         17,681.74         978.87        5.5601        5.6213         5.6934        5.2409         66.43%
      316      8/25/2032         16,823.07         940.21        5.5586        5.6197         5.6918        5.2394         67.07%
      317      9/25/2032         15,997.14         902.94        5.5567        5.6177         5.6897        5.2375         67.73%
      318     10/25/2032         15,202.86         866.99        5.5543        5.6145         5.6863        5.2343         68.43%
      319     11/25/2032         14,439.14          832.3        5.5528        5.6129         5.6847        5.2329         69.17%
      320     12/25/2032         13,704.91         798.84        5.5504        5.6104         5.6821        5.2305         69.95%
      321      1/25/2033         12,999.16         766.55        5.5489        5.6088         5.6804        5.2290         70.76%
      322      2/25/2033         12,320.89         735.35        5.5469        5.6063         5.6778        5.2266         71.62%
      323      3/25/2033         11,669.10          705.3        5.5437        5.6042         5.6756        5.2245         72.53%
      324      4/25/2033         11,042.89         676.34        5.5430        5.6035         5.6749        5.2239         73.50%
      325      5/25/2033         10,441.40         648.42        5.5406        5.6010         5.6722        5.2214         74.52%
      326      6/25/2033          9,863.76          621.5        5.5390        5.5993         5.6705        5.2198         75.61%
      327      7/25/2033          9,309.12         595.53        5.5365        5.5967         5.6677        5.2173         76.77%
      328      8/25/2033          8,776.68         570.49        5.5349        5.5949         5.6659        5.2156         78.00%
      329      9/25/2033          8,265.64         546.36        5.5327        5.5927         5.6636        5.2135         79.32%
      330     10/25/2033          7,775.26         523.12        5.5302        5.5893         5.6599        5.2101         80.74%
      331     11/25/2033          7,304.80         500.71        5.5285        5.5874         5.6580        5.2083         82.25%
      332     12/25/2033          6,853.56         479.12        5.5259        5.5847         5.6551        5.2057         83.89%
      333      1/25/2034          6,420.85         458.31        5.5241        5.5828         5.6531        5.2039         85.65%
      334      2/25/2034          6,006.02         438.24        5.5219        5.5801         5.6502        5.2011         87.56%
      335      3/25/2034          5,608.39         418.93        5.5185        5.5777         5.6476        5.1988         89.64%
      336      4/25/2034          5,227.37         400.33        5.5175        5.5766         5.6466        5.1979         91.90%
      337      5/25/2034          4,862.37         382.43        5.5148        5.5738         5.6436        5.1950         94.38%
      338      6/25/2034          4,512.81         365.18        5.5129        5.5717         5.6414        5.1931         97.10%
      339      7/25/2034          4,178.14         348.57        5.5101        5.5688         5.6383        5.1902        100.11%
      340      8/25/2034          3,857.81         332.58        5.5082        5.5667         5.6361        5.1881        103.45%
      341      9/25/2034          3,551.28         317.19        5.5057        5.5641         5.6333        5.1856        107.18%
      342     10/25/2034          3,258.08         302.38        5.5028        5.5603         5.6291        5.1818        111.37%
      343     11/25/2034          2,977.70         288.12        5.5008        5.5580         5.6268        5.1796        116.11%
      344     12/25/2034          2,709.69         274.41        5.4978        5.5549         5.6234        5.1765        121.52%
      345      1/25/2035          2,453.58         261.21        5.4956        5.5526         5.6210        5.1742        127.75%
      346      2/25/2035          2,208.94         248.51        5.4930        5.5494         5.6175        5.1710        135.00%
      347      3/25/2035          1,975.32          236.3        5.4892        5.5465         5.6144        5.1682        143.55%
      348      4/25/2035          1,752.34         224.56        5.4878        5.5450         5.6282        5.1809        153.78%
      349      5/25/2035          1,539.59         213.11        5.4846        5.5416         5.6245        5.1775        166.10%
      350      6/25/2035          1,336.86         202.27        5.4822        5.5390         5.6218        5.1750        181.56%
      351      7/25/2035          1,143.60         191.81        5.4790        5.5356         5.6180        5.1715        201.27%
      352      8/25/2035            959.50         181.58        5.4765        5.5329         5.6152        5.1689        227.09%
      353      9/25/2035            784.38         170.72        5.4735        5.5297         5.6118        5.1658        261.18%
      354     10/25/2035            618.95            161        5.4701        5.5256         5.6075        5.1618        312.14%
      355     11/25/2035            462.12          150.2        5.4674        5.5228         5.6046        5.1592        390.03%
      356     12/25/2035            315.03         140.21        5.4639        5.5190         5.6007        5.1556        534.08%
      357      1/25/2036            176.94         118.93        5.4611        5.5160         5.5978        5.1529        806.58%
      358      2/25/2036              59.2           29.8        5.4578        5.5122         5.5939        5.1493        604.05%
      359      3/25/2036              29.8          29.91        5.4538        5.5087         5.5904        5.1461       1204.43%
Total                                                0.08

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